                                  UNITED STATES
                        SECURTIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

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         |_| Soliciting Material Under Rule 14a-12

                          RIVIERA HOLDINGS CORPORATION
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                (Name of Registrant as Specified in Its Charter)

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      In the May 4, 2007 conference call that Riviera Holdings Corporation
("Riviera" or the "Company") held in conjunction with its release of first quarter 2007 financial results, William L. Westerman, Chairman of the Board,
President and Chief Executive Officer of Riviera, made the following remarks:

      "We would like to announce that the Company's Board of Directors has authorized its management to explore a range of strategic and financial alternatives to enhance shareholder value. These alternatives include, but are not limited to, a sale of the entire Company. The Company is in the process of retaining a financial advisor to assist it in this evaluation process. The
Company is extremely mindful of its duty to maximize value for its shareholders.
With respect to the recent, highly conditional merger proposal received from a group of shareholders for $27.00 per share, we do not believe that this offer is in the best interests of shareholders, nor do we believe that the recent nomination of an opposition slate of directors by these same shareholders is advisable. Rather, we believe that your existing, experienced board is in the best position to successfully and fairly guide this process and to work to maximize value for all shareholders. We do not intend to make any comments on our retention of a financial advisor, the offer or the nomination of an opposition slate of directors at this time."

FORWARD-LOOKING STATEMENTS

      The foregoing remarks contain forward-looking statements that involve risks and uncertainties within the meaning of the Private Securities Litigation
Reform Act of 1995. Actual results may differ materially from those expected as a result of a variety of factors, including those described in our Annual Report on Form 10-K, a copy of which may be obtained from the Company's website
www.rivierahotel.com or upon request, free of charge, from the Company, 2901 Las
Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Investor Relations.
Because forward-looking statements are based on a number of beliefs, estimates and assumptions by management that could ultimately prove to be inaccurate, there is no assurance that any forward- looking statement will prove to be accurate.

ADDITIONAL MATTERS

      The foregoing remarks may be deemed solicitation material with respect to the matters to be considered and voted upon at the Company's forthcoming annual meeting scheduled to be held on May 15, 2007. In connection with the annual meeting, Riviera has filed a definitive proxy statement on April 16, 2007 with the Securities and Exchange Commission (the "SEC") and has mailed the proxy statement to its shareholders. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE
PROXY STATEMENT. Riviera and its officers and directors may be deemed participants in the solicitation of proxies in connection with the annual meeting. Information regarding such individuals is included in the proxy statement. Investors may obtain a free copy of that proxy statement and other relevant documents at the SEC's website at www.sec.gov. Free copies of Riviera's
SEC filings are also available on Riviera's Internet website at
www.rivierahotel.com.